                                                                      EXHIBIT 24


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Maryland, on the 7th day of July, 1998.


               AMERICAN COMMUNITY PROPERTIES TRUST


               By: /s/ J. Michael Wilson
                   ----------------------------
               Name:    J. Michael Wilson
               Title:   Chairman and Chief
               Executive Officer

          KNOW ALL MEN BY THESE PRESENTS that each of the undersigned trustees and executive officers of American Community Properties Trust ("ACPT") hereby constitutes and appoints J. Michael Wilson and Edwin L. Kelly or any of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute and file any or all amendments to this Registration Statement (including, without limitation, post-effective amendments and any amendment or amendments increasing the amounts of securities for which registration is being sought) with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agent, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                  Date
---------                                        -----                  ----
/s/ J. Michael Wilson                 Chairman and Chief            July 7, 1998
------------------------------------  Executive
 J. Michael Wilson                    Officer and Trustee
                                      (Principal Executive and
                                      Financial Officer)


/s/ Edwin L, Kelly                    President and Trustee         July 9, 1998
------------------------------------
Edwin L. Kelly

/s/ Francisco Arrivi Cros             Executive Vice President      July 8, 1998
------------------------------------  and Trustee
Francisco Arrivi Cros

/s/ Thomas B. Wilson                  Trustee                       July 9, 1998
------------------------------------
Thomas B. Wilson

/s/ Donald G. Blakeman                Trustee
------------------------------------                                July 9, 1998
Donald G. Blakeman


/s/ Thomas Shafer                     Trustee                       July 9, 1998
------------------------------------
Thomas Shafer